EXHIBIT 10.2

STANDSTILL AGREEMENT

THIS STANDSTILL AGREEMENT (the “Agreement”) is made as of June 10, 2002, by and between Peter R. Kellogg (“Shareholder”), and Centerspan Communications Corporation, an Oregon corporation (the “Company”).

A.            Shareholder currently owns an aggregate of 2,140,022 shares of Company Common Stock (defined below).

B.            The Company and Shareholder are entering into a Standby Investment Agreement (the “Standby Agreement”) contemporaneously with this Agreement whereby Shareholder has agreed to purchase shares of Company Common Stock, and the Company and Shareholder desire, in connection with the execution of the Standby Agreement, to make certain covenants and agreements with one another pursuant to this Agreement.

NOW THEREFORE, in consideration of the covenants and promises set forth herein, the issuance by the Company to Shareholder of a warrant to purchase 100,000 shares of Company Common Stock, the execution and delivery of the Standby Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.             TERM OF AGREEMENT

Except as otherwise expressly provided herein, the covenants and agreements of Shareholder contained in Section 3 of this Agreement will become effective on the Notice Date (as defined in Section 2) and will continue in full force and effect until the earlier of (i) five years from the Notice Date, or (ii) the date the Shareholder Group (as defined in Section 2) owns less than 15% of the outstanding Company Common Stock (the “Termination Date”).

2.             DEFINITIONS

For the purpose of this Agreement, the following terms shall have the meanings specified below:

“Affiliate” shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that for purposes of this Agreement, the Shareholder and his Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed to be “Affiliates” of one another.

“Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Change in Control of the Company” shall mean any of the following: (i) a merger, consolidation or other business combination or transaction to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger, consolidation or other business combination or transaction, as a result of such share ownership, have Beneficial Ownership of voting securities representing less than 50% of the Total Current Voting Power of the surviving entity following such merger, consolidation or other business combination or transaction; (ii) an acquisition by any person, entity or 13D Group of direct or indirect Beneficial Ownership of Voting Securities of the Company representing 50% or more of the Total Current Voting Power of the Company; (iii) a sale of all or substantially all of the assets of the Company; (iv) a liquidation or dissolution of the Company; (v) the institution of any proceeding by or against the Company under the provisions of any insolvency or bankruptcy law which is not dismissed within ninety (90) days; the appointment of a receiver of a material portion of the assets or property of the Company; (vi) the issuance of an order for an execution on a material portion of the property of the Company pursuant to a judgment which is not dismissed within ninety (90) days; or (vii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in the preceding clauses) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

“Company Common Stock” shall mean shares of the Common Stock of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Non-Voting Convertible Securities” shall mean any securities of the Company which are convertible into, exchangeable for or otherwise exercisable to acquire

Voting Securities of the Company, including convertible securities, warrants, rights or options to purchase Voting Securities of the Company.

“Notice Date” shall mean the date the Company gives Shareholder notice of the Company’s intent to require Shareholder to purchase Company Common Stock pursuant to the Standby Agreement.

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rule 144” shall mean Rule 144 as promulgated under the Securities Act.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shares” shall mean any shares of Company Common Stock held by Shareholder.

“Shareholder Controlled Entity” shall mean an entity of which the Shareholder, together with Affiliates of the Shareholder, directly or indirectly, owns not less than a majority of the outstanding voting power entitled to vote in the election of directors of such entity (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).

“Shareholder Group” shall mean Shareholder, any Shareholder Controlled Entity and any Affiliates of Shareholder.

“Termination Date” shall have the meaning ascribed to it in Section 1.

“Total Current Voting Power” shall mean, with respect to any entity, at the time of determination of Total Current Voting Power, the total number of votes which may be cast in the election of members of the board of directors of the corporation if all securities entitled to vote in the election of such directors are present and voted (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).

“Transfer” shall mean to directly or indirectly, sell, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, transfer the economic risk of ownership of, or otherwise dispose of any Voting Securities.

“Transfer Notice” shall have the meaning ascribed to it in Subsection 5(a).

“Voting Securities” shall mean shares of the Company Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board of Directors of the Company.

“13D Group” means any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement with the SEC on Schedule 13D pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act or Schedule 13G pursuant to Rule 13d-1(c) of the rules and regulations promulgated under the Exchange Act as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned Voting Securities representing more than 5% of any class of Voting Securities then outstanding.

3.            COVENANTS OF SHAREHOLDER

Shareholder agrees, prior to the Termination Date and subject to the further provisions hereof, that:

(a)           Shareholder shall take such action as may be required so that all Voting Securities Beneficially Owned by Shareholder or any Shareholder Controlled Entity (and shall use commercially reasonable efforts to cause any Voting Securities held by an Affiliate of Shareholder or any 13D Group of which Shareholder or any Affiliate of Shareholder is a party) are voted for nominees to the Board of Directors of the Company proposed by either the current Board of Directors or the members of the Board of Directors who have been nominated by the current Board of Directors (or such of their successors who have been nominated by the Board members so nominated) and, unless the Company otherwise consents in writing, on all other matters to be voted on by the holders of Voting Securities as recommended by the Company’s Board of Directors.  Shareholder, as the holder of shares of Voting Securities, shall be present in person or by proxy (and shall cause any Shareholder Controlled Entities holding Voting Securities to be so present and shall use reasonable efforts to cause his Affiliates holding Voting Securities to be so present) at all meetings of shareholders of the Company so that all Voting Securities Beneficially Owned by them may be counted for the purpose of determining the presence of a quorum at such meetings.

(b)           No member of the Shareholder Group shall deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities.

(c)           No member of the Shareholder Group shall solicit or participate in any solicitation of proxies with respect to any Voting Securities, nor seek to advise or influence any person with respect to the voting of any Voting Securities (other than as otherwise provided or contemplated by this Agreement) or initiate or propose any shareholder proposal or participate in the making of, or solicit shareholders for the approval of any shareholder proposals.

(d)           No member of the Shareholder Group shall join a 13D Group (other than a group comprised solely of Shareholder and his Affiliates) or other group, or otherwise act in concert with any third person for the purpose of acquiring, holding, voting or disposing of Voting Securities or Non-Voting Convertible Securities.

(e)           Shareholder shall not otherwise act, alone or in concert with others, to seek control or influence the management, Board of Directors or policies of the Company, including soliciting or proposing to effect or negotiate any form of business combination, restructuring, recapitalization or other extraordinary action involving the Company or a Change in Control of the Company.

(f)            Without the prior written consent of the Company (which consent may be withheld at the sole and unfettered discretion of the Company), no member of the Shareholder Group shall Transfer any Voting Securities, except (i) to another member of the Shareholder Group, (ii) pursuant to a bona fide public offering, registered under the Securities Act, of Voting Securities (provided that no sales of Voting Securities are made to any person or related group of persons who would immediately thereafter, to the knowledge of any member of the Shareholder Group, own or have the right to acquire Voting Securities representing more than 3% of the total combined voting power of all Voting Securities then outstanding), (iii) pursuant to Rule 144 under the Securities Act, (iv) pursuant to a tender offer or exchange offer (1) commenced by the Company or (2) approved by the Board of Directors of the Company, or (v) where the proposed transferee offers to purchase a ratable number of shares of Company Common Stock from all other holders of Company Common Stock upon the same terms and conditions offered to Shareholder.  Any attempted Transfer or other disposition of Voting Securities by a member of the Shareholder Group that is not in compliance with this Subsection 3(f), shall be null and void ab initio.

4.             MISCELLANEOUS

(a)           Shareholder and the Company acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled at law or equity.

(b)           If any provision of this Agreement is in violation of any statute, rule, regulation, order or decree of any governmental authority, court or agency, or subjects any member of the Shareholder Group to governmental regulation to which it is not now subject, which violation or regulation would have a material adverse impact on the operations of the Shareholder Group taken as a whole, then such member of the Shareholder Group shall be relieved of its obligations under such provision to the minimum extent necessary to cure such violation or eliminate the applicability of such regulation; provided that this subparagraph shall not apply to any such violation or regulation resulting in part from activities or operations of any member of the Shareholder Group other than its ownership of Voting Securities and the consummation of the transactions contemplated by this Agreement; and provided further that in the event any member of the Shareholder Group is relieved of its obligations under any provision of this Agreement pursuant to this subparagraph, the Company may terminate this Agreement, in its sole discretion.

(c)           If requested in writing by the Company, Shareholder shall present or cause to be presented promptly all certificates representing Voting Securities now owned or hereafter acquired by members of the Shareholder Group, for the placement thereon of the following legend, which will remain thereon as long as such Voting Securities are subject to the restrictions contained in this Agreement:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN AGREEMENT DATED AS OF JUNE 10, 2002, BETWEEN SHAREHOLDER AND CENTERSPAN COMMUNICATIONS CORPORATION, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SAID AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATE SECRETARY OF CENTERSPAN COMMUNICATIONS CORPORATION.  THE COMPANY MAY ENTER A STOP TRANSFER ORDER WITH THE TRANSFER AGENT OR AGENTS OF VOTING SECURITIES AGAINST THE TRANSFER OF VOTING SECURITIES EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF THIS AGREEMENT. THE COMPANY AGREES TO REMOVE PROMPTLY ANY STOP TRANSFER ORDER WITH RESPECT TO, AND ISSUE PROMPTLY UNLEGENDED CERTIFICATES IN SUBSTITUTION FOR, CERTIFICATES FOR ANY VOTING SECURITIES THAT ARE NO LONGER SUBJECT TO THE RESTRICTIONS CONTAINED IN THIS AGREEMENT.

(d)           This Agreement and the Standby Agreement contain the entire understanding of the parties with respect to the transactions contemplated hereby and this Agreement may be amended only by an agreement in writing executed by the parties hereto.

(e)           Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

(f)            All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally, by telex (except for legal process) or sent by registered mail, postage prepaid, if to:

THE COMPANY:

Centerspan Communications Corporation

Suite 400

7175 N.W. Evergreen Parkway

Hillsboro, OR  97124

Attention:  Chief Executive Officer

Facsimile:  (503) 615-3297

Copy to:

Patrick J. Simpson

Perkins Coie LLP

1211 S.W. Fifth Avenue, Suite 1500

Portland, OR  97204-3715

Telephone:  (503) 727-2008

Fax:  (503) 727-2222

SHAREHOLDER:

Peter R. Kellogg
c/o Marguette Gorman
120 Broadway

New York, NY 10271

or to such other address or facsimile number as any party may, from time to time, designate in a written notice given in a like manner.  Notice given by facsimile shall be deemed delivered on the day the sender receives facsimile confirmation that such notice was received at the facsimile number of the addressee.  Notice given by mail as set out above shall be deemed delivered five days after the date the same is postmarked.

(g)           From and after the Termination Date or earlier termination of this Agreement, the covenants of the parties set forth herein shall be of no further force or effect and the parties shall be under no further obligation with respect thereto.

(h)           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oregon without regard to principles of conflict of laws.  Each party to this Agreement expressly and irrevocably consents and submits to the jurisdiction and venue of each state and federal court located in the County of Multnomah, State of Oregon and each appellate court located in the State of Oregon in connection with any such legal proceeding, including to enforce any settlement, order or award.

(i)            For the convenience of the parties, this Agreement may be executed in counterparts by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

IN WITNESS WHEREOF, Shareholder and the Company have caused this Agreement to be duly executed as of the day and year first above written.

CENTERSPAN COMMUNICATIONS CORPORATION

By	/s/
Name:
Title:

PETER R. KELLOGG

/s/